UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 26, 2021

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

4 Nancy Court, Suite 4

Wappingers Falls, NY 12590

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 7.01 Regulation FD Disclosure.

SciSparc Ltd.

Tauriga Sciences, Inc. (OTCQB stock symbol: TAUG, the “Company”) participated in a private placement equity offering by SciSparc Ltd. (“SciSparc”), formerly known as Therapix Biosciences Ltd.) (OTCQB: SPRCY), which is a specialty, clinical-stage pharmaceutical company focusing on the development of cannabinoid-based treatments. Aegis Capital Corp. acted as the exclusive placement agent in connection with the offering. The Company was solely a participant in the offering and paid no placement, finder or other fees to the placement agent or others in connection with this transaction.

SciSparc’s business model is complementary with our own ongoing pharmaceutical development efforts, and, therefore, we will explore the possibility for collaboration between our two companies in the future on potential drug and/or product development as opportunities and timing prove mutually feasible. Of course, we cannot guarantee that a collaborative effort will ultimately occur, nor the possibility of any such efforts’ success.

The Company’s investment was for $88,375 as part of SciSparc’ syndicated $8.15M offering to accredited and institutional investors at an offering price of $7.07 per Unit. Each Unit consists of 1 American Depositary Share (“ADS”), one (1) Series A Warrant and one-half (½) Series B Warrant. The Series A Warrants have an exercise price of $7.07, subject to adjustments therein. The Series B Warrants have an exercise price equal to $10.60, subject to adjustments therein. The Series A Warrants and the Series B Warrants are exercisable beginning six (6) months from the date of issuance and have a term of exercise equal to five (5) years from the initial exercise date. In connection with its investment, Tauriga Sciences Inc. acquired 12,500 Units, consisting of (a) 12,500 Shares SPRCY at a cost basis of $7.07 per share, (b) 12,500 Warrants to at a strike price of $7.07 per share and (c) 6,250 Warrants to at an strike price of $10.60 per share.

Aegea Biotechnologies Inc.

As previously (and more fully) described in our periodic reports, including in our most recently filed Form 10-Q filed of February 22, 2021, on April 3, 2020, the Company had. entered into a collaboration agreement (“Collaboration Agreement”) with Aegea Biotechnologies Inc. (“Aegea”), as subsequently amended, in which the Company had agreed to provide financing to Aegea in connection with Aegea’s development efforts of a Covid 19 test kit, such financing to primarily come from our then existing equity line of credit facility. On January 6, 2021, however, the Company determined to terminate its equity line of credit facility and, therefore, effectively eliminate any further obligation to additional funding to Aegea under the Collaboration Agreement. On February 26, 2021, as part of a settlement agreement concluding the Collaboration Agreement, the Company acquired an additional 69,552 common shares of Aegea, increasing the Company’s total holdings to 139,104 Aegea shares (representing a 2.04% stake as of the date of the settlement date). We believe our assistance to Aegea proved valuable and hope that the respective parties’ collaborative efforts provide value to our shareholders in the future, although we cannot provide any guarantee of such success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2021

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer